UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2012

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 North First Street

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 883-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2012, Ditech Networks, Inc. (“Ditech”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nuance Communications, Inc., a Delaware corporation (“Nuance”), and Diamond Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Nuance (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Ditech (the “Merger”), with Ditech continuing as the surviving corporation and as a wholly-owned subsidiary of Nuance.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) each issued and outstanding share of Ditech common stock, par value $0.001 per share, will be converted into the right to receive $1.45 in cash.  In addition, (a) each outstanding option to purchase Ditech common stock will, to the extent not fully vested, become fully vested and shall be canceled, and if the exercise price of the option is less than $1.45, the holder thereof will be entitled to receive a cash settlement for such option equal to the number of shares subject to the option multiplied by the amount equal to $1.45 less the exercise price per share of the option, reduced by tax withholding requirements, if any, and (b) each outstanding restricted stock unit to acquire Ditech common stock will, to the extent not fully vested, become fully vested and shall be canceled, and the holder thereof will be entitled to receive a cash settlement for such restricted stock unit in the amount of $1.45 multiplied by the number of shares subject to the restricted stock unit, reduced by tax withholding requirements, if any.

The Merger Agreement contains customary representations and warranties and pre-closing covenants.  The completion of the Merger is subject to a number of customary closing conditions including, among others, the absence of a material adverse effect on Ditech, all agreements and covenants required to be performed by Ditech having been so performed or complied with in all material respects, no litigation by any governmental entity seeking to challenge the Merger, and less than 10% of the outstanding shares of Ditech common stock seeking dissenters’ rights.

Pursuant to the Merger Agreement, Ditech has agreed to carry on its business in the ordinary course during the period from the date of the Merger Agreement to the completion of the Merger.  Ditech has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire Ditech, subject to specified exceptions.

The Merger Agreement also includes termination provisions for both Ditech and Nuance, and provides that in certain specified circumstances in the event of a termination, Ditech must pay Nuance a termination fee of approximately $1.64 million.

The foregoing summary of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be included in the proxy statement to be filed by Ditech seeking stockholder approval of the Merger.  The summary of the terms of the Merger Agreement, as well as the text of the Merger Agreement to be included in the Ditech proxy statement, are intended to provide information regarding the material terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Ditech or Nuance contained in their respective reports or statements filed with the SEC or other public information.  In particular, the foregoing summary and the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Ditech or Nuance.  The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and were negotiated with the principal purposes of establishing the circumstances in which a party may have the right not to consummate the transactions contemplated by the Merger Agreement (based on the closing conditions in the Merger Agreement that relate to the accuracy of such representations and warranties), rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to disclosures to the stockholders of Ditech or Nuance or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ditech’s public disclosures. The assertions embodied in such representations and warranties are qualified by information contained in a confidential disclosure letter that Ditech delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letter.

A copy of the press release issued by Nuance on September 18, 2012, concerning the foregoing is filed herewith as Exhibit 99.1.

Concurrently with the execution of the Merger Agreement, Nuance entered into voting agreements (the “Voting Agreements”) with each of the directors and executive officers of Ditech, and one stockholder of Ditech, pursuant to which such directors, executive officers and stockholder have agreed to vote their shares of Ditech common stock in favor of the adoption of the Merger Agreement and against any acquisition proposal related to Ditech or other actions involving Ditech that would compete with or impede the Merger or the Merger Agreement.  Such directors, executive officers and stockholder beneficially own shares (including all shares of Ditech common stock underlying options and restricted stock units) representing approximately 13% of the shares of Ditech common stock outstanding on the date hereof.

Concurrently with the execution of the Merger Agreement, Nuance and Ditech entered into an agreement, pursuant to which Ditech has received a license to Nuance’s IBM VoiceTailor Decoder software to use such software for Ditech’s provision of voice-to-text functionality as part of its voicemail transcription, voice search and/or voice messaging services.  The license will continue for a period of three (3) years, unless earlier terminated pursuant to the terms of the license. Concurrent with the execution of the license agreement with Nuance, Ditech terminated its license agreement for similar technology with another vendor.

Additional Information and Where to Find It.

In connection with the proposed transaction, Ditech will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction.  The definitive proxy statement will be mailed to Ditech stockholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Ditech Investor Relations at (408) 883-3691.  Investors and security holders may obtain free copies of the documents filed with the SEC on Ditech’s website at www.ditechnetworks.com or the SEC’s website at www.sec.gov.

Ditech, Nuance and their respective directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Ditech in connection with the proposed transaction.  Information regarding the special interests of Ditech’s directors and executive officers in the proposed transaction will be included in the proxy statement described above.  These documents are available free of charge at the SEC’s web site at www.sec.gov and from Ditech Investor Relations as described above. Information about Nuance’s directors and executive officers can be found in Nuance’s definitive proxy statement filed with the SEC on December 15, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Nuance’s website at www.nuance.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements relating to the timing of the Merger and satisfaction of conditions to the Merger, and other statements that are regarding future events and not historical facts.  The forward-looking statements included herein represent the current judgment and expectations of the respective companies, but actual results are subject to risks and uncertainties and could differ materially from those expressed or implied by forward-looking statements.  Neither Ditech nor Nuance intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws.

The potential risks and uncertainties include:  uncertainties as to the timing of the Merger; the risk that Ditech stockholders fail to approve the transaction; the risk that competing offers will be made; and the possibility that various closing conditions for the transaction may not be satisfied or waived.  These and other risks and uncertainties, which are described in more detail in Ditech’s and Nuance’s most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release issued on September 18, 2012, announcing execution of the Agreement and Plan of Merger between Nuance Communications, Inc. and Ditech Networks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DITECH NETWORKS, INC.

Dated: September 18, 2012	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on September 18, 2012, announcing execution of the Agreement and Plan of Merger between Nuance Communications, Inc. and Ditech Networks, Inc.